Exhibit 10.19

Execution Copy

SEPARATION AND NON-COMPETE AGREEMENT

This Separation and Non-Compete Agreement is entered into as of January 16, 2008 (“Execution Date”) by and between Vital Images, Inc. (“Company”), a Minnesota corporation, and Jay D. Miller (“Employee”), a resident of the State of Minnesota.

1.             Definitions.  We intend all words used in this Separation and Non-Compete Agreement (“Agreement”) to have their plain meanings in ordinary English.  Specific terms we use in this Agreement have the following meanings:

A.            Employee, as used herein, shall include the undersigned Employee and anyone who has obtained any legal rights or claims through the undersigned Employee.

B.            Company, as used herein, shall at all times mean Vital Images, Inc., its parent company, their subsidiaries, successors and assigns, their affiliated and predecessor companies, their successors and assigns, their affiliated and predecessor companies and the present or former directors, officers, employees, representatives and agents (including, without limitation, its accountants and attorneys) of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to employees or former employees of Company, in their official or individual capacities.

C.            Competitive Products and Services, as used herein, shall include all products and services similar to or the same as those offered by Company to its customers involving advanced medical visualization and analysis software technologies beyond MIP (Minimum Intensity Projection) and MPR (Multi Planar Reformation) that allow for analysis, manipulation, and distribution of images, such as radiological studies, in 2D, 3D and 4D.

D.            Employee’s Claims, as used herein, means all of the rights Employee, has on or prior to the date hereof, to any relief of any kind from Company, whether or not Employee now knows about those rights, arising out of his employment with Company, and his employment termination, including, but not limited to, claims arising under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act; the Minnesota Human Rights Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964, as amended; the Minnesota Whistleblower Act; or other federal, state or local civil rights laws; claims pursuant to that certain Employment Agreement between Company and Employee dated February 9, 2002 (the “Employment Agreement”); claims pursuant to that certain Amended and Restated Change in Control Agreement dated February 9, 2002 (the “Change in Control Agreement”); claims pursuant to any other agreement, understanding, plan or arrangement under which Employee could receive compensation from the Company, as the parties intend for this Agreement to settle all obligations remaining between the parties; claims for breach of contract; fraud or misrepresentation; defamation, intentional or negligent infliction of emotional distress; breach of covenant of good faith and fair dealing; promissory estoppel; negligence; wrongful termination of employment; and any other claims for unlawful employment practices arising on or prior to the date hereof; provided, however, that the term “Employee’s Claims” shall in no event include

Employee’s rights to receive the payments, benefits and continuing protections required to be provided under this Agreement, including, without limitation, Employee’s rights to receive reimbursement of his expenses, in accordance with Company policies, benefits under Company’s life insurance and 401(k) plans and similar fringe benefit programs for which Employee was eligible as of the Separation Date, and under laws related thereto.

E.             Company’s Claims, as used herein, means all of the rights Company now has to any relief of any kind from Employee, or from his heirs, beneficiaries, successors or assigns, whether or not Company now knows about those rights, arising out of Employee’s employment with Company on or prior to the date of this Agreement, including, but not limited to, claims for breach of contract; fraud or misrepresentation; defamation, intentional or negligent infliction of emotional distress; breach of covenant of good faith and fair dealing, promissory estoppel; negligence or under applicable federal, state or local law.

F.             Vested Stock Options, as used herein, shall mean those stock options held by Employee which are vested as of May 15, 2008, as described on Schedule A, attached hereto.

2.             Separation Date.  Employee shall cease to be an officer of the Company on January 9, 2008.  After January 9, 2008, Employee shall continue as an employee of the Company and will remain on the Company’s payroll and be paid on the Company’s regular pay dates, which are twice monthly, at his current rate of base salary through January 31, 2008, and thereafter as provided below through May 15, 2008 (“Separation Date”).  From January 10, 2008 through the Separation Date, Employee will provide such transition services as are reasonably requested by the Chief Executive Officer of the Company, who will coordinate the logistics of such services.  After January 31, 2008, Employee will receive $3,500 per Company pay period, for not more than five (5) days of service per 30 day period, as such service is reasonably requested by the Chief Executive Officer.  Employee’s service will include attendance at the ESI Snowmass conference from February 18 through February 20, 2008.  If more than five (5) days of service per thirty calendar day period after January 31, 2008 is requested and provided, Company will compensate Employee for such service at the rate of $1,400 per day of service.  Through the Separation Date, Employee will be entitled to receive his current health and welfare benefits, including the opportunity to contribute to the Company’s 401K plan.  Except as expressly set forth herein, Employee shall not be entitled to any compensation or other payments during the period from and after January 9, 2008.  After January 9, 2008, Employee shall no longer accrue vacation time.

3.             Company’s Obligations and Severance Agreements.  In consideration for Employee’s agreements, covenants and promises contained herein, specifically including, but not limited to, the release of Employee Claims and Employee’s promises to refrain from competing with the Company and soliciting its clients and employees as set forth herein, Company and Employee agree as follows:

A.            Severance Payment.  Company agrees to pay to Employee a Severance Payment of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (“Severance Payment”).  This Severance Payment will be payable in one lump sum on the first day of the seventh month following the Separation Date, i.e., on November 17, 2008, or upon his earlier death.  The Severance Payment shall be subject to federal and state withholding taxes and FICA.

B.            Medical Insurance Benefits.  Company, pursuant to federal and state law, will provide, for a period of eighteen (18) months following the Separation Date (“COBRA Period”), a continuation of the group medical and dental insurance coverage on the same basis as it was previously provided to Employee by Company.  Through the earlier of (i) Employee’s participation in equivalent group medical and dental insurance benefits with a new employer or (ii) November 30, 2009 (the “Suspension Date”), Company will pay that portion of the premium for group medical and dental insurance that it paid during Employee’s employment, with the remainder to be paid by Employee.  After the Suspension Date, Employee will be required to pay for all such benefits for the remainder of the COBRA Period, if any, should Employee elect to continue COBRA coverage. At the conclusion of the Suspension Period, Company will pay Employee an additional severance payment in an amount equal to the Company’s portion of the monthly premium for group medical and dental insurance for Employee as of the expiration of the COBRA Period, multiplied by a period of six (6) months (“Additional Severance Payment”). The Additional Severance Payment shall be subject to federal and state withholding taxes and FICA and Employee shall be solely responsible for the additional tax consequences, if any, related to Company’s payments on Employee’s behalf as set forth in this Section 3.B.

C.            Non-Disparagement.  Company agrees that its directors, senior officers and managers shall not disparage or defame Employee in any respect.

D.            Release.  Effective as of the expiration of the January 2008 Rescission Periods, as hereafter defined, Company hereby releases all Company’s Claims, provided, however, that such release is not intended to apply to any willful misconduct by Employee of which Company does not have present knowledge.  Company agrees to provide a “bring down” release in the form attached hereto as Schedule B and incorporated herein by this reference.  This bring-down release will be provided on the Separation Date, and issued simultaneously with and in further consideration for Employee’s bring-down release.  Company’s bring down release shall be delivered in exchange for the simultaneous delivery to Company of Employee’s bring-down release on the Separation Date, but its effectiveness shall be contingent upon the expiration of Employee’s May 2008 Rescission Periods, without rescission of Employee’s bring-down release.  In the event Employee rescinds his bring-down release, Company’s bring-down release shall automatically become null and void without further notice.

E.             Extension of Exercise Period for Vested Stock Options.  The Company shall extend Employee’s time period to exercise those Vested Stock Options set forth on Schedule A, other than Option Nos. 435 and 436, until the earlier of May 15, 2011 or the date set forth on Schedule A.  Employee’s non-vested options shall terminate on the Separation Date.  Company and Employee shall enter into amendments to the agreements for the Vested Stock Options to memorialize the changes described in the foregoing two sentences, but the changes shall be effective as of the expiration of the May 2008 Rescission Periods, notwithstanding any failure to enter into any such amendments.

F.             Computer and Cell Phone.  Company shall allow Employee to retain the laptop computer, cell phone and cell phone number issued by or through the Company to Employee; however, Employee shall remove or destroy any Company property or information identified by the Company contained on the laptop computer and cell phone no later than the date of this Agreement, to the satisfaction of the Company.  For such purpose, on the date this Agreement is signed by Employee, Employee shall give access to Company to the laptop computer and cell phone.  Cell phone expenses after the Separation Date will be the full responsibility of Employee.

G.            Accrued But Unused Vacation Time.  Company shall pay Employee for all accrued but unused vacation time, through the date of this Agreement, an amount estimated to be $35,680.00, less applicable federal and state withholding taxes and FICA.  Employee shall be eligible to continue to make contributions to Employee’s 401(k) Plan account from Employee’s compensation and payments under this Agreement in accordance with the terms of the Plan and applicable law.

H.            Indemnification of Employee.  Employee shall retain all of his rights to be indemnified, shall be entitled to advancement of expenses, and shall be held harmless by Company as an officer and director of the Company, for acts or omissions occurring while an officer, director or employee of the Company on or prior to the Separation Date (the “Indemnification Period”), to the fullest extent permitted by law and the Company’s Articles of Incorporation and Bylaws, and on a basis that is not less favorable than that provided for the Company’s other officers and directors, and shall continue to be eligible for coverage and to be a named insured under the Company’s Corporate Directors’ and Officers’ Liability policies as in effect from time to time with respect to the Indemnification Period.

4.             Employee Obligations.  As material inducement to Company in entering into this Agreement and providing the consideration described in Section 3, Employee hereby agrees as follows:

A.            Release.  Employee hereby releases all Employee’s Claims.  Employee agrees to provide a “bring down” release in the form attached hereto as Schedule C and incorporated herein by this reference.  This bring-down release will be provided on the Separation Date, except in the event of his death or disability prior to the Separation Date.  Employee acknowledges that the money and promises received and to be received by Employee are in exchange for the releases of Employee’s Claims.

B.            Covenant Not To Sue.  Employee agrees that he will not initiate any litigation to pursue Employee Claims released under either the initial release or the bring-down release provided for in Section 4.A.  This covenant does not apply to litigation challenging the validity of Section 4.A.  Excluded from this covenant are any claims which cannot be waived by law, including, without limitation, the right to file a charge with or participate in any investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local agency.  Employee agrees to waive, however, his right to any monetary recovery should the EEOC or any state or local agency pursue any claims on Employee’s behalf.  Further, Employee agrees to pay

Company’s attorneys’ fees if Employee breaches the covenant not to sue contained in this Section 4.B.

C.            Non-Compete Restrictions.  In exchange for the Company’s agreements, covenants and promises set forth in Section 3 of this Agreement, including, without limitation, Company’s agreement to extend the exercise period of the Vested Stock Options, which Employee acknowledges are adequate consideration for his obligations in this Section 4.C, Employee agrees that Employee shall not, directly or indirectly, on behalf of himself or a third party, for a period of eighteen (18) months following the Separation Date (“Restricted Period”), do any of the following:

1.             Own, manage, operate, join, control, consult with, participate in the ownership, operation or control of, be employed by, or be connected in any manner with any person or entity which manufactures, sells, solicits, offers, offers to provide, or provides any Competitive Products and Services, unless such employment is by a large diversified entity and on a basis such that Employee will have no involvement whatsoever with the provision of Competitive Products and Services during the Restricted Period.  This restriction applies worldwide, and Employee agrees and acknowledges a worldwide restriction is reasonable in scope given the Company’s worldwide territory;

2.             Solicit customers or the business of any person, firm, corporation or other entity who is or who was a customer or account of Company or any of Company’s affiliates and subsidiaries while Employee was employed by Company, including but not limited to resellers or distributors of Company products or services, or accept business from any person, firm, corporation or other entity who is or who was a customer or account of Company or any of Company’s affiliates and subsidiaries while Employee was employed by Company, for the purpose of selling to such customer or account any Competitive Product or Service; and

3.             Induce or seek to induce any person employed with Company or its affiliates as of the Separation Date to discontinue that person’s employment with Company and/or solicit, recruit, hire or participate in any other person’s or entity’s effort to hire an employee of Company.

D.            Company Property.  Unless otherwise set forth herein, Employee will return to Company all property belonging to Company immediately upon the execution of this Agreement, whether such property is currently on or off the premises of Company, including, without limitation, any and all computer hardware or computer software.

E.             Confidentiality.  For all time hereafter forever, Employee will not use or make available or divulge to any person, firm, corporation or other entity any information of or regarding Company including, without limitation, trade secrets, customer lists, business policies, financial information, technical information, employee information, methods of operation, marketing programs, customer price lists or any other confidential or secret information concerning the business and affairs of Company or any of its affiliates, except to the extent (i) such information is in the public domain without fault of

Employee or (ii) Employee is required to respond to a lawful and valid subpoena or other legal process or other government or regulatory inquiry, in which case he shall give Company prompt notice thereof (except to the extent legally prohibited).

F.             Confidentiality of Agreement.  Until such time as the terms of this Agreement have been publicly disclosed by Company, Employee agrees that he will keep the terms and conditions of this Agreement that have not been so disclosed strictly confidential except that Employee may disclose the terms and conditions of this Agreement to his spouse, if any, attorney, tax preparer, government agencies or as required by law.

G.            Non-Disparagement.  For all time hereafter forever, Employee agrees that he shall not disparage or defame Company or its employees or directors in any respect.

H.            Cooperation and Continuing Assistance From Employee.  Employee agrees to cooperate with reasonable requests by the Company through the expiration of his service on the Board of Directors of the Company to provide information or assist Company with the transition of Employee’s job duties to other Company employees, which shall be at Company’s expense.

I.              Member of Board of Directors.  Employee will continue to serve on Company’s Board of Directors until the earlier of (i) the shareholders’ meeting of Company which is currently scheduled to be held in May 2008 (“Shareholders’ Meeting”) or May 15, 2008.  Employee shall not be entitled to compensation for his service on the Board of Directors, and Employee will not be eligible for re-election to the Board of Directors after the date of the Shareholders’ Meeting.

J.             Remedies.  Employee acknowledges that any breach of any of his agreements, covenants and promises set forth in Sections 4.C., 4.D., 4.E., 4.F., 4.G., 4.H., and 4.I. will cause Company irreparable harm for which there is no adequate remedy at law, and Employee therefore consents to the issuance of an injunction in favor of Company enjoining the breach of any of those agreements, covenants and promises by any court of competent jurisdiction.  If any agreement, covenant or promise made by Employee in this Section 4 should be held to be unenforceable because of its scope or duration, or the area or subject matter covered thereby, Employee agrees that the court making such determination shall have the power to reduce or modify the scope, duration, subject matter or area of that agreement, covenant or promise to the extent that allows the maximum scope, duration, subject matter or area permitted by applicable law.  Employee further agrees that the remedies provided for herein are in addition to, and are not to be construed as replacements for, or a limitation of, rights and remedies otherwise available to Company.

5.             Employee’s Understandings.  Employee acknowledges and represents that:

A.            Employee has the right to consult with an attorney regarding the meaning and effect of this Agreement.

B.            Employee has a period of twenty-one (21) calendar days from the date on which he receives an unsigned copy of this Agreement during which to consider whether or not to sign this Agreement and that, having been advised of that entitlement, he may elect to sign this Agreement at any time prior to the expiration of that twenty-one (21) day period.  Employee acknowledges that he received a copy of this Agreement on January 6, 2008 and that any revisions to this Agreement after January 6, 2008 will not extend or alter such twenty-one (21) day period for Employee to consider whether to sign the Agreement.

C.            Employee may rescind (that is, cancel), within seven (7) calendar days of signing the Agreement, the provisions of Section 4.A. of this Agreement with respect to claims arising under the Age Discrimination in Employment Act (“ADEA Rescission Period”) and may rescind within fifteen (15) calendar days of signing the Agreement, the provisions of Section 4.A. of this Agreement with respect to claims arising under the Minnesota Human Rights Act (“MHRA Rescission Period”) (collectively, “Rescission Periods”).  To be effective, rescission must be in writing, delivered to Company at Vital Images, Inc., 5850 Opus Parkway, Suite 300, Minnetonka, MN   55343, ATTN:  Vice President, Human Resources, within the applicable Rescission Period, or sent to Company, at such address, by certified mail, return receipt requested, postmarked within the applicable Rescission Period.

6.             Cancellation of Agreement By Company.  If Employee exercises his right of rescission under Section 5.C. of this Agreement, Company will have the right, exercisable by written notice delivered to Employee, to terminate this Agreement in its entirety, in which event Company will have no obligation whatsoever to Employee hereunder.  If Employee exercises his right of rescission under Section 5.C. of this Agreement, and Company does not exercise its right to terminate this Agreement hereunder, the remaining provisions of this Agreement (including, specifically, the remaining provisions of Section 4 of this Agreement) shall remain valid and continue in full force and effect.

7.             Performance.  Nothing contained herein shall operate as a waiver or an election of remedies by Company or by Employee should Employee or Company fail to perform any duty or obligation imposed upon the other hereunder.  Notwithstanding anything contained herein to the contrary, this Agreement and the duties and obligations of Employee and Company hereunder shall continue in full force and effect irrespective of any violation of any term or provision of this Agreement by Employee or Company.

8.             No Admission Of Liability.  The parties agree that this Agreement shall not be considered an admission of liability by Company.  Company expressly denies that it is in any way liable to Employee or that it has engaged in any wrongdoing with respect to Employee.

9.             Announcements.  Employee shall be entitled to reasonable input regarding internal and external announcements regarding the subject matter of this Agreement.

10.           Employee Acknowledgements.  Employee acknowledges and represents that this Agreement memorializes the terms and conditions agreed to by and between Company and Employee on December 31, 2007.  Employee further acknowledges and represents that:  (a) he has read this Agreement and understands its consequences; (b) he has received adequate opportunity to read and consider this Agreement; (c) he has determined to execute this Agreement of his own free will and acknowledges that he has not relied upon any statements or explanations made by Company regarding this Agreement; (d) the promises of Company made in this Agreement constitute fair and adequate consideration for the promises, releases and agreements made by Employee in this Agreement; (e) the Vested Stock Options which are “incentive stock options,” as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended, which are being extended as provided in Section 3.E. will become nonqualified stock options that are not incentive stock options; and (f) Company will be required to disclose the terms of this Agreement in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) and to file a copy of this Agreement with the SEC.

11.           Entire Agreement.  Unless otherwise set forth herein, this Agreement, including any Schedules attached hereto or documents expressly referred to herein contains the entire agreement between Company and Employee and, except as expressly set forth herein, supersedes and cancels any and all other agreements, arrangements and understandings, whether oral or in writing, between Company and Employee with respect to the terms and conditions of his employment with Company and the termination of his employment.  This Agreement does not supersede, cancel or otherwise void Section 3.5 of the Employment Agreement entitled “Works Made For Hire,” which shall remain in full force and effect.

12.           Termination Clause.  Except as provided in Section 11 of this Agreement, the Employment Agreement and Change in Control Agreement terminate effective the Separation Date.

13.           Mitigation.  Employee shall not be required to mitigate the amount of any payments or benefits Company is required to make or provide in connection with this Agreement by seeking other employment or otherwise.

14.           Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.  All actions regarding this Agreement shall be brought in a state or federal court within the State of Minnesota.

15.           Effective Date.  This Agreement was originally offered to Employee on or about January 6, 2008.  Employee shall have until the close of business on January 27, 2008 to accept this Agreement.  If Employee desires to accept this Agreement, Employee shall execute the Agreement and return the same to Company at the address set forth in Section 5.C. hereof.  If Employee does not so accept this Agreement, this Agreement, and the offer contained herein, shall be null and void as of the close of business on January 27, 2008.

16.           Counterparts.  This Agreement may be executed in counterparts with an executed counterpart to be delivered to the other party.  Each such executed counterpart shall be deemed an original but shall constitute one and the same instrument.

VITAL IMAGES, INC.

Dated:1-17-08	By:	/s/ Peter J. Goepfrich
	Its:	Chief Financial Officer

Dated:1-17-08	/s/ Jay D. Miller
Jay D. Miller

Schedule A

Vested Stock Options for Jay D. Miller

Option No.	Type*	Grant Date	Per Share Exercise Price	Last Exercise Date	Number of Shares Subject to Vested Portion of Option at May 15, 2008
435	ISO	05/11/2000	$7.3438	05/11/2008	8,659	**
436	NQ	05/11/2000	$7.3438	05/11/2008	4,841	**
604	ISO	02/08/2001	$5.1880	02/08/2009	11,574
605	NQ	02/08/2001	$5.1880	02/08/2009	5,926
707	ISO	03/12/2002	$7.2500	03/12/2010	35,000
708	NQ	03/12/2002	$7.2500	03/12/2010	165,000
741	ISO	02/06/2003	$9.6000	02/06/2011	4,572
742	NQ	02/06/2003	$9.6000	02/06/2011	25,428
895	ISO	02/05/2004	$12.5990	05/15/2011	8,224
896	NQ	02/05/2004	$12.5990	05/15/2011	21,776
1126	NQ	02/15/2005	$15.4000	05/15/2011	8,200
1553	NQ	03/09/2006	$32.1400	05/15/2011	14,000
1792	NQ	02/02/2007	$32.6400	05/15/2011	8,840

* “ISO” means an “incentive stock option,” as that term is used in the Internal Revenue Code of 1986, as amended.  “NQ” means an option that is not an incentive stock option.

** Options 435 and 436 are not being extended in connection with this Agreement and, unless exercised prior thereto, will expire on May 11, 2008.

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Schedule B

Company’s “Bring-down” Release

This Bring-down Release Agreement is entered into as of                   , 2008 by Vital Images, Inc. (“Company”), a Minnesota corporation.

1.             Definitions.  We intend all words used in this Bring-down Release to have their plain meanings in ordinary English.  Specific terms we use in this Bring-down Release have the following meanings:

A.           Employee, as used herein, shall mean Jay D. Miller and anyone who has obtained any legal rights or claims through the undersigned Employee.

B.            Company, as used herein, shall at all times mean Vital Images, Inc., its parent company, its subsidiaries, successors and assigns, their affiliated and predecessor companies, their successors and assigns, their affiliated and predecessor companies and the present or former directors, officers, employees, representatives and agents (including, without limitation, their accountants and attorneys) of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to employees or former employees of Company, in their official or individual capacities.

C.            Company’s Claims, as used herein, means all of the rights Company now has to any relief of any kind from Employee, or from his heirs, beneficiaries, successors or assigns, whether or not Company now knows about those rights, arising out of Employee’s employment with Company on or prior to the date of this Bring-down Release, including, but not limited to, claims for breach of contract; fraud or misrepresentation; defamation, intentional or negligent infliction of emotional distress; breach of covenant of good faith and fair dealing, promissory estoppel; negligence or under applicable federal, state or local law.

2.             Company Obligations.  As material inducement to Employee in entering into that certain Separation and Non-Compete Agreement dated January 16, 2008 between the Company and Employee (the “Separation Agreement”), and specifically in consideration for the releases of claims, as set forth in more detail in the Separation Agreement, Company hereby agrees as follows:

A.           Release.  Effective as of the expiration of Employee’s May 2008 Rescission Periods, as defined in the Separation Agreement, without rescission of Employee’s bring-down release, Company hereby releases all Company’s Claims, provided, however, that such release is not intended to apply to any willful misconduct by Employee of which Company does not have present knowledge.

3.             Cancellation of Bring-down Release By Company.  If Employee exercises his right of rescission under Section 3.C. of the Employee Bring-down Release, Company will have the right, exercisable by written notice delivered to Employee, to terminate this Bring-down Release

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in its entirety, in which event Company will have no obligation whatsoever to Employee hereunder.  If Employee exercises his right of rescission under Section 3.C. of the Employee Bring-down Release, and Company does not exercise its right to terminate this Bring-down Release hereunder, the remaining provisions of this Bring-down Release (including, specifically, the remaining provisions of Section 2 of this Bring-down Release) shall remain valid and continue in full force and effect.

4.             Governing Law.  This Bring-down Release shall be construed and enforced in accordance with the laws of the State of Minnesota.  All actions regarding this Bring-down Release shall be brought in a state or federal court within the State of Minnesota.

5.             Effective Date.  This Bring-down Release shall be effective upon the date set forth below.

VITAL IMAGES, INC.

Dated:	By:
Its:

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Schedule C

Employee’s “Bring-down” Release

This Bring-down Release Agreement is entered into as of                   , 2008 by Jay D. Miller, a resident of the State of Minnesota (“Employee”).

1.             Definitions.  We intend all words used in this Bring-down Release to have their plain meanings in ordinary English.  Specific terms we use in this Bring-down Release have the following meanings:

A.            Employee, as used herein, shall include the undersigned Employee and anyone who has obtained any legal rights or claims through the undersigned Employee.

B.            Company, as used herein, shall at all times mean Vital Images, Inc., its parent company, its subsidiaries, successors and assigns, their affiliated and predecessor companies, their successors and assigns, their affiliated and predecessor companies and the present or former directors, officers, employees, representatives and agents (including, without limitation, their accountants and attorneys) of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to employees or former employees of Company, in their official or individual capacities.

C.            Employee’s Claims, as used herein, means all of the rights Employee, has on or prior to the date hereof, to any relief of any kind from Company, whether or not Employee now knows about those rights, arising out of his employment with Company, and his employment termination, including, but not limited to, claims arising under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act; the Minnesota Human Rights Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964, as amended; the Minnesota Whistleblower Act; or other federal, state or local civil rights laws; claims pursuant to that certain Employment Agreement between Company and Employee dated February 9, 2002 (the “Employment Agreement”); claims pursuant to that certain Amended and Restated Change in Control Agreement dated February 9, 2002 (the “Change in Control Agreement”); claims pursuant to any other agreement, understanding, plan or arrangement under which Employee could receive compensation from the Company, as the parties intend for the Separation and Non-Compete Agreement dated January 16, 2008 between Company and Employee (“Separation Agreement”) pursuant to which this Bring-down Release is being delivered, to settle all obligations remaining between the parties; claims for breach of contract; fraud or misrepresentation; defamation, intentional or negligent infliction of emotional distress; breach of covenant of good faith and fair dealing; promissory estoppel; negligence; wrongful termination of employment; and any other claims for unlawful employment practices arising on or prior to the date hereof; provided, however, that the term “Employee’s Claims” shall in no event include Employee’s rights to receive the payments, benefits and continuing protections required to be provided under the Separation Agreement, including, without limitation,

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Employee’s rights to receive reimbursement of his expenses, in accordance with Company policies, benefits under Company’s life insurance and 401(k) plans and similar fringe benefit programs for which Employee was eligible as of the Separation Date, as defined in the Separation Agreement, and under laws related thereto.

2.             Employee Obligations.  As material inducement to Company in entering into the Separation Agreement, and specifically in consideration for the payments and benefits, as set forth in more detail in the Separation Agreement, Employee hereby agrees as follows:

A.            Release.  Employee agrees to release all Employee’s Claims.  Employee acknowledges that the money and promises received and to be received by Employee are in exchange for the release of Employee’s Claims.

B.            Covenant Not To Sue.  Employee agrees that he will not initiate any litigation to pursue claims which Employee released in Section 2.A.  This covenant does not apply to litigation challenging the validity of Section 2.A.  Excluded from this covenant are any claims which cannot be waived by law, including, without limitation, the right to file a charge with or participate in any investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local agency.  Employee agrees to waive, however, his right to any monetary recovery should the EEOC or any state or local agency pursue any claims on Employee’s behalf.  Further, Employee agrees to pay Company’s attorneys’ fees if Employee breaches the covenant not to sue contained in this Section 2.B.

3.             Employee’s Understandings.  Employee acknowledges and represents that:

A.            Employee has the right to consult with an attorney regarding the meaning and effect of this Bring-down Release.

B.            Employee acknowledges that he was offered a period of twenty-one (21) calendar days from the date on which he receives an unsigned copy of this Bring-down Release in which to consider whether or not to sign this Bring-down Release and that, having been advised of that entitlement, such period has expired.

C.            Employee may rescind (that is, cancel) within seven (7) calendar days of signing the Bring-down Release, the provisions of Section 2.A. of this Bring-down Release with respect to claims arising under the Age Discrimination in Employment Act (“ADEA Rescission Period”) and that he may rescind within fifteen (15) calendar days of signing the Bring-down Release the provisions of Section 2.A. of this Bring-down Release with respect to claims arising under the Minnesota Human Rights Act (“MHRA Rescission Period”) (collectively, “Rescission Periods”).  To be effective, rescission must be in writing, delivered to Company at 5850 Opus Parkway, Suite 300, Minnetonka, MN  55343, ATTN:  Vice President, Human Resources, within the applicable Rescission Period, or sent to Company, at such address, by certified mail, return receipt requested, postmarked within the applicable Rescission Period.

4.             Cancellation of Bring-down Release By Company.  If Employee exercises his right of rescission under Section 3.C. of this Bring-down Release, Company’s Bring-down Release shall

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be null and void in its entirety without further notice to Employee.  This shall not limit any other rights or remedies available to Company by law.

5.             Employee Acknowledgements.  Employee acknowledges and represents that:  (a) he has read this Bring-down Release and understands its consequences; (b) he has received adequate opportunity to read and consider this Bring-down Release; (c) he has determined to execute this Bring-down Release of his own free will and acknowledges that he has not relied upon any statements or explanations made by Company regarding this Bring-down Release; and (d) the promises of Company made in the Company’s Bring-down Release constitute fair and adequate consideration for the promises, releases and agreements made by Employee in this Bring-down Release.

6.             Governing Law.  This Bring-down Release shall be construed and enforced in accordance with the laws of the State of Minnesota.  All actions regarding this Bring-down Release shall be brought in a state or federal court within the State of Minnesota.

7.             Effective Date.  This Bring-down Release shall be effective upon the date set forth below.

Dated:
Jay D. Miller

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